UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 19, 2008

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2008, the Board of Directors (the “Board”) of Hewlett-Packard Company (“HP”) elected Rajiv L. Gupta, the current chairman and chief executive officer of Rohm and Haas Company, to serve as a director of HP effective January 14, 2009.  Mr. Gupta has not been named to serve on any committee of the Board, and the information about whether Mr. Gupta is expected to be named to serve on any committees of the Board has not been determined or is unavailable at the time of this filing.

Mr. Gupta will participate in the non-employee director compensation arrangements applicable to all HP non-employee directors.  Under the terms of those arrangements, Mr. Gupta will receive, among other things (i) an annual cash retainer of $100,000, which he may elect to receive in the form of HP securities, and an annual equity retainer of $175,000 paid at his election either in the form of restricted stock or in equal amounts of restricted stock and stock options, in each case prorated to reflect his service for a partial term; and (ii) $2,000 in cash for each Board meeting attended in excess of six per year.  Mr. Gupta also will be eligible to participate in the product matching portion of the HP Employee Giving Program under which each non-employee director may contribute up to $100,000 worth of HP products each year to a school or qualified charity by paying 25% of the list price of those products, with HP paying the remaining 75%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 24, 2008	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary